Exhibit 10.15

MULBERRY HEALTH INC.

295 LAFAYETTE STREET, 7TH FLOOR

NEW YORK, NY 10012

November 29, 2012

Mario Schlosser

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Dear Mario:

Mulberry Health Inc. (the “Company”) is pleased to offer you employment on the following terms:

1. Position. Your initial title will be Co-Chief Executive Officer, and you will initially report to the Company’s Board of Directors. This is a full-time position. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

2. Cash Compensation. The Company will pay you a starting salary at the rate of $225,000 per year, payable in accordance with the Company’s standard payroll schedule. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time.

3. Employee Benefits. As a regular employee of the Company, you will be eligible to participate in a number of Company-sponsored benefits. In addition, you will be entitled to paid vacation in accordance with the Company’s vacation policy, as in effect from time to time.

4. Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

5. Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you).

Mario Schlosser

November 29, 2012

6. Tax Matters.

(a) Withholding. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law.

(b) Tax Advice. You are encouraged to obtain your own tax advice regarding your compensation from the Company. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation.

7. Interpretation, Amendment and Enforcement. This letter agreement and Exhibit A supersede and replace any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between you and the Company and constitute the complete agreement between you and the Company regarding the subject matter set forth herein. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by New York law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in New York County in connection with any Dispute or any claim related to any Dispute.

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We hope that you will accept our offer to join the Company. You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter agreement and the enclosed Proprietary Information and Inventions Agreement and returning them to me. This offer, if not accepted, will expire at the close of business on December 3, 2012. As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States. Your employment is also contingent upon your starting work with the Company on or before December 3, 2012.

Mario Schlosser

November 29, 2012

If you have any questions, please call me at _____________.

Very truly yours,

MULBERRY HEALTH INC.

By:	/s/ Joshua Kushner
Name:	Joshua Kushner
Title:	President

I have read and accept this employment offer:

/s/ Mario Schlosser
Signature of Employee

Dated:

Attachment

Exhibit A: Proprietary Information and Inventions Agreement

MULBERRY HEALTH INC. EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following agreement (the “Agreement”) between Mulberry Health Inc., a Delaware corporation (the “Company”), and the individual identified on the signature page to this Agreement (“Employee” or “I”) is effective as of December 3, 2012, the first day of my employment by the Company. I acknowledge that this Agreement is a material part of the consideration for my employment and continued employment by the Company. In exchange for the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. No Conflicts. I have not made, and agree not to make, any agreement, oral or written, that is in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or the rights of any third party. When acting within the scope of my employment (or otherwise on behalf of the Company), I will not use or disclose my own or any third party’s confidential information or intellectual property (collectively, “Restricted Materials”), except as expressly authorized by the Company in writing. Further, I have not retained anything containing or reflecting any confidential information of a prior employer or other third party, whether or not created by me.

2. Inventions.

a. Definitions. “Intellectual Property Rights” means any and all patent rights, copyright rights, trademark rights, mask work rights, trade secret rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world (including any application therefor). “Invention” means any idea, concept, discovery, invention, development, research, technology, work of authorship, trade secret, software, firmware, content, audio-visual material, tool, process, technique, know- how, data, plan, device, apparatus, specification, design, prototype, circuit, layout, mask work, algorithm, program, code, documentation or other material or information, tangible or intangible, whether or not it may be patented, copyrighted, trademarked or otherwise protected (including all versions, modifications, enhancements and derivative works thereof).

b. Assignment. To the fullest extent under applicable law, the Company shall own all right, title and interest in and to all Inventions (including all Intellectual Property Rights therein or related thereto) that are made, conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company and which arise out of any use of Company’s facilities or assets or any research or other activity conducted by, for or under the direction of the Company (whether or not (i) conducted at the Company’s facilities, (ii) during working hours or (iii) using Company assets), or which are useful with or relate directly or indirectly to any “Company Interest” (meaning any product, service, other Invention or Intellectual Property Right that is sold, leased, used, proposed, under consideration or under development by the Company). I will promptly disclose and provide all of the foregoing Inventions (the “Assigned Inventions”) to the Company. I hereby make and agree to make all assignments to the Company necessary to effectuate and accomplish the foregoing ownership. Assigned Inventions shall not include any Invention that is both (x) developed entirely on my own time, without use of any Company facilities, assets, ideas or direction and (y) not useful with or related to any Company Interest.

c. Assurances. I will further assist the Company, at its expense, to evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company and its officers as my agents and attorneys-in-fact, coupled with an interest, to act for and on my behalf to execute and file any document and to perform all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me.

d. Other Inventions. If I wish to clarify that something created by me prior to my employment, which relates or may relate to the Company’s actual or proposed business, is not within the scope of the assignment of Inventions under this Agreement, then I have listed it on Appendix A. If (i) I use or disclose any Restricted Materials (including anything listed in Appendix A) when acting within the scope of my employment (or otherwise on behalf of the Company), or (ii) any Assigned Invention cannot be fully made, used, reproduced, sold, distributed, or otherwise exploited without using, misappropriating or violating any Restricted Materials, I hereby grant and agree to grant to the Company a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, transferable, sublicensable right and license to use, disclose, exploit and exercise all rights in such Restricted Materials, including any Intellectual Property Rights therein. I will not use or disclose any Restricted Materials for which I am not fully authorized to grant the foregoing license.

e. Moral Rights. To the extent allowed by applicable law, the terms of this Section 2 include all rights of paternity, integrity, disclosure, withdrawal and any other rights that may be known or referred to as moral rights, artist’s rights, droit moral or the like (collectively, “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratification, consent or agreement from time to time as requested by the Company. Furthermore, I agree that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world and without any further compensation, the Company may and is hereby authorized to use my name, likeness and voice in connection with promotion of its business, products and services and to allow others to do the same.

3. Proprietary Information. I agree that all Assigned Inventions and all other financial, business, legal and technical information, including the identity of and any other information relating to the Company’s employees, Affiliates and Business Partners (as such terms are defined below), which I develop, learn or obtain during my employment or that are received by or for the Company in confidence, constitute “Proprietary Information.” I will hold in strict confidence and not directly or indirectly disclose or use any Proprietary Information, except (x) as required within the scope of my employment, (y) as required by applicable law, subpoena or governmental or regulatory investigation or (z)

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to my legal representatives or a court of law, as reasonably necessary in connection with any bona fide dispute between the Company and me; provided that in the event Proprietary Information is required to be disclosed pursuant to subsection (y) above, I will (i) give the Company prompt written notice of such requirement, (ii) reasonably cooperate with the Company, at the Company’s expense, in seeking a protective order or otherwise challenging such requirement and (iii) limit the disclosure to the minimum amount required to comply with such requirement. Nothing in this Agreement prohibits me from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, and I do not need prior authorization from the Company to make any such reports or disclosures and am not required to notify the Company that I have made such reports or disclosures. Proprietary Information shall not include information that, I can document, is or becomes readily available to the public without restriction through no fault of mine (including breach of this Agreement). Upon termination of my employment (for any or no reason, whether voluntary or involuntary), I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (a) my compensation records, (b) materials distributed to shareholders generally, (c) contacts and calendar and (d) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s networks, telecommunications systems or information processing systems (including, without limitation, stored computer files, email messages and voice messages), and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice, regardless of whether such activity occurs on equipment owned by me or the Company. I further agree that any property situated on the Company’s premises and owned, leased or otherwise possessed by the Company, including computers, computer files, email, voicemail, storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

4. Restricted Activities. For the purposes of this Section 4, the term Company includes the Company and all other persons or entities that control, are controlled by or are under common control with the Company excluding (i) institutional investors and (ii) companies controlled by any such institutional investors in (i) that are not otherwise affiliates of the Company (“Affiliates”).

a. Definitions. “Any Capacity” includes, without limitation, to (i) be an owner, founder, shareholder, partner, member, advisor, director, consultant, contractor, agent, employee, affiliate or coventurer, (ii) otherwise invest, engage or participate in, (iii) be compensated by, or (iv) prepare to be or do any of the foregoing or assist any third party to do so in anticipation of being or doing any of the foregoing under (i), (ii) or (iii) upon the expiration of any restrictive periods described herein; provided, Any Capacity will not include being a holder of less than two percent (2%) of the outstanding equity of a public company or any non-public company through investments in mutual funds, private equity funds or hedge funds or similar passive investment vehicles. “Business Partner” means any present or prospective customer, vendor, supplier, distributor or other business partner of the Company. “Cause” means to recruit, employ, retain or otherwise solicit, induce or influence, or to attempt to do so. “Solicit” means to (1) service, take orders from or solicit the business or patronage of any Business Partner for myself or any other person or entity in connection with a Competing Business, (2) divert, entice or otherwise take away from the Company the business or patronage of any Business Partner, or to attempt to do so, or (3) solicit, induce or encourage any Business Partner to terminate or reduce its relationship with the Company.

b. Acknowledgments.

i. I acknowledge and agree that (1) the Company’s business is highly competitive, secrecy of the Proprietary Information is of the utmost importance to the Company, and I will learn and use Proprietary Information in the course of performing my work for the Company and (2) my position may require me to establish goodwill with Business Partners and employees on behalf of the Company and such goodwill is extremely important to the Company’s success, and the Company has made substantial investments to develop its business interests and goodwill.

ii. I agree that the limitations as to time, geographical area and scope of activity to be restrained in this Section 4 are reasonable and are not greater than necessary to protect the goodwill or other business interests of the Company. I further agree that such investments are worthy of protection and that the Company’s need for protection afforded by this Section 4 is greater than any hardship I may experience by complying with its terms.

iii. I acknowledge that my violation or attempted violation of the agreements in this Section 4 will cause irreparable damage to the Company or its Affiliates, and I therefore agree that the Company shall be entitled as a matter of right to seek an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by me or others acting on my behalf. The Company’s right to injunctive relief shall be cumulative and in addition to any other remedies provided by law or equity.

iv. Although the parties believe that the limitations as to time, geographical area and scope of activity contained herein are reasonable and do not impose a greater restraint than necessary to protect the goodwill or other business interests of the Company, if it is judicially determined otherwise, the limitations shall be reformed to the extent necessary to make them reasonable and not to impose a restraint that is greater than necessary to protect the goodwill or other business interests of the Company. In any such case, the Company and I agree that the provisions of this Section 4 shall be valid and binding as though any invalid or unenforceable provision had not been included.

c. As an Employee. During my employment with the Company, I will not directly or indirectly: (i) Cause any person to leave their employment with the Company (other than terminating subordinate employees in the course of my duties for the Company); (ii) Solicit; (iii) act in Any Capacity in or with respect to any commercial activity which competes, or is reasonably likely to compete, with any business that the Company conducts, proposes to conduct or demonstrably anticipates conducting, at any time during my employment (a “Competing Business”); (iv) enter into an employment, consulting or other similar relationship with another person or entity that requires a significant time commitment without the prior written consent of the Company.

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d. After Termination. For the period of twelve (12) months immediately following termination of my employment with the Company (for any or no reason, whether voluntary or involuntary), I will not directly or indirectly: (i) Cause any person to leave their employment with the Company (provided that providing a reference for an employee or hiring an employee who responds to a non-targeted advertisement shall not be deemed a breach of this subsection 4(d)(i)); (ii) Solicit; or (iii) act in Any Capacity in or with respect to any Competing Business located within the State of New York, the rest of the United States, or anywhere else in the world. The foregoing time frames shall be increased by the period of time beginning from the commencement of any violation of the foregoing provisions until such time as I have cured such violation.

5. Employment at Will. I agree that this Agreement is not an employment contract for any particular term. I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. This Agreement does not purport to set forth all of the terms and conditions of my employment, and as an employee of the Company, I have obligations to the Company which are not described in this Agreement. However, the terms of this Agreement govern over any such terms that are inconsistent with this Agreement, and supersede the terms of any similar form that I may have previously signed. This Agreement can only be changed by a subsequent written agreement signed by the Chief Executive Officer or President of the Company, or an authorized designee.

6. Survival. I agree that any change or changes in my employment title, duties, compensation or equity interest after the signing of this Agreement shall not affect the validity or scope of this Agreement. I agree that my obligations under Sections 2, 3 and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason, and whether such termination is voluntary or involuntary, and that the Company is entitled to communicate my obligations under this Agreement to any of my potential or future employers. I will provide a copy of this Agreement to any potential or future employers of mine, so that they are aware of my obligations hereunder. My obligations under Sections 2, 3 and 4 also shall be binding upon my heirs, executors, assigns and administrators, and shall inure to the benefit of the Company, its Affiliates, successors and assigns. This Agreement may be freely assigned by the Company to any third party in connection with the sale or merger of the Company’s assets or business.

7. Miscellaneous. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof. Any legal action or proceeding relating to this Agreement shall be brought exclusively in the state or federal courts located in New York County, New York, and each party consents to the jurisdiction thereof. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy. If one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable. I acknowledge and agree that any breach or threatened breach of this Agreement will cause irreparable harm to the Company for which damages would not be an adequate remedy, and, therefore, the Company is entitled to injunctive relief with respect thereto (without the necessity of posting any bond) in addition to any other remedies.

[Signature Page Follows]

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I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, WITH THE UNDERSTANDING THAT I EITHER (1) HAVE RETAINED A COPY OF THIS AGREEMENT OR (2) MAY, AT ANY TIME, REQUEST A COPY OF THIS AGREEMENT FROM THE COMPANY.

COMPANY		EMPLOYEE

By:	/s/ Joshua Kushner	By:	/s/ Mario Schlosser

Name:	Joshua Kushner	Name:	Mario Schlosser

Title:		Address:	####

SIGNATURE PAGE TO MULBERRY HEALTH INC. EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

Appendix A

Prior Matters

None.